Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-286433) of our report dated June 26, 2025 with respect to the consolidated financial statements of Capstone Green Energy, Holdings, Inc. and Subsidiaries included in this Annual Report on Form 10-K for the year ended March 31, 2025.

/s/ CBIZ CPAs P.C.

Los Angeles, CA

June 26, 2025